UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ACTION PRODUCTS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ACTION PRODUCTS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 3, 2004

TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of Action Products International, Inc. (the “Company”) will be held at the principal executive offices of the Company at 1101 North Keller Road, Suite E, Orlando, Florida 32810 on 3rd day, June, 2004 at 10:00 a.m., to consider and vote upon the following proposals, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect two members of the Board of Directors to serve until either (i) the 2005 Annual Meeting of Shareholders if Proposal 2 is approved or (ii) the 2006 Annual Meeting of Shareholders if Proposal 2 is NOT approved, and until their successors have been duly elected and qualified;

2.	To vote upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws which will declassify the organization of the Board of Directors;

3.	To approve an amendment to the Company’s 1996 Stock Option Plan to increase the number of common shares reserved for issuance by 500,000 shares to 1,400,000 shares; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has established April 16, 2004 as the record date for the Annual Meeting and only shareholders of record at the close of business on that date will be entitled to vote at the meeting. A form of proxy and the Company’s Annual Report for the fiscal year ended December 31, 2003 are enclosed.

Your vote is important. Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS ACTION PRODUCTS INTERNATIONAL, INC.

/s/ Robert L. Burrows

Robert L. Burrows Secretary

Orlando, Florida

April 29, 2004

ACTION PRODUCTS INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 3, 2004

10:00 a.m.

CORPORATE OFFICES

1101 NORTH KELLER ROAD

SUITE E

ORLANDO, FLORIDA

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of Action Products International, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the 2004 Annual Meeting of Shareholders of the Company and any adjournment or postponement thereof (the “Meeting”). The time and place of the Meeting are noted above. This Proxy Statement and enclosed form of Proxy are being mailed to shareholders on or about May 3, 2004. The Company’s Annual Report for the year ended December 31, 2003, including audited financial statements, is also enclosed.

The Board of Directors of the Company is soliciting proxies so that each shareholder is given an opportunity to vote. These proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When proxies are returned properly executed, the Proxy Committee will vote the shares represented thereby in accordance with the shareholders’ directions. The Proxy Committee is composed of Judith H. Kaplan, Director and Robert L. Burrows, Secretary and Chief Financial Officer of the Company, who will vote all common shares represented by proxies.

Shareholders are urged to specify their choices by marking the enclosed proxy; if no choice has been specified, the shares will be voted FOR the election of the three nominees as directors. FOR amending the Company’s Amended and Restated Articles of Incorporation and Bylaws to declassify the organization of the Board of Directors and FOR amending the Company’s 1996 Stock Option Plan to increase the number of common shares available under the plan. The proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting, although the Board of Directors currently knows of no other proposals or business to be presented.

Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections, who will determine whether or not a quorum is present. It is currently expected that the Company’s accountants, Moore Stephens Lovelace, P.A., will serve as the Inspector of Elections. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Company’s outstanding common shares as of the record date will constitute a quorum. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner.

In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. The affirmative vote of a majority of the common shares outstanding on the record date is required to approve the amendment to the Amended and Restated Articles of Incorporation and Bylaws to declassify the organization of the Board of Directors. The affirmative vote of a majority of the votes cast at the meeting will be required to approve the increase in the common shares reserved for issuance under the 1996 Stock Option Plan. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes for such individual.

The principal offices of the Company are located at 1101 North Keller Road, Suite E, Orlando, Florida 32810 and its telephone number is (407) 481-8007.

Securities Outstanding and Voting Rights

Only holders of the Company’s common shares of record at the close of business on April 16, 2004 will be entitled to vote at the Meeting. On the record date, 3,791,325 shares of the Company’s common shares were issued and outstanding.

Each common share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors.

A list of the shareholders entitled to be present and to vote at the Meeting will be available at the offices of the Company, 1101 North Keller Road, Suite E, Orlando, Florida for inspection by any shareholder during regular business hours for a ten-day period prior to the date of the Meeting.

Officers, directors and principal shareholders of the Company currently beneficially own approximately 58 percent of the Company’s outstanding common shares. See “Security Ownership of Management and Principal Shareholders.” Accordingly, approval of the nominees for directors and any other matters presented at the Meeting is virtually assured.

Revocability of Proxies

Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy request in person at the Meeting, but if not so revoked, the shares represented by such proxy will be voted.

MANAGEMENT/BOARD OF DIRECTORS

The executive officers and directors of the Company are as follows:

Name	Age	Position
Ronald S. Kaplan	37	President/Chief Executive Officer/Director

Robert Burrows	38	Chief Financial Officer & Secretary

Neil Swartz	42	Director

Scott Runkel	56	Director

Judith Kaplan	65	Director

Warren Kaplan	66	Chairperson of the Board

Ann E. W. Stone	51	Director

Ronald S. Kaplan, President, Chief Executive Officer and Director. Ronald Kaplan has served as the Company’s Chief Executive Officer since January 1996 and as a Director since 1991. He reassumed the title of President in July 2002. He is the son of the Company’s founder Judith Kaplan, who is a director and Warren Kaplan, who is a director. Prior to joining the Company Mr. Kaplan’s professional experience includes retail store operations and service in the United States Army where he held a secret clearance level. Prior to becoming CEO he managed Logo America, an apparel and promotional products sales and manufacturing business.

Robert L. Burrows, Chief Financial Officer and Secretary. Robert L. Burrows has served as the Company’s Chief Financial Officer and Secretary since July, 2001. Mr. Burrows is a graduate of the University of Virginia with a Bachelor of Science degree in accounting and finance. He also holds an MBA from the Rollins College—Crummer School of Business. Prior to joining the Company he held various accounting and finance positions with General Electric and Lockheed Martin. From 1991 through 1996 he held various financial and operational positions, including Division Vice President of HBO & Company a leading developer and marketer of healthcare software systems. From 1996 through 1998 he served as Chief Operating Officer for Quadramed Corp. a publicly held Nasdaq listed company and CEDCO Publishing a privately held gift and stationery book publisher. From 1999 through 2001 he served as Chief Financial Officer of Lawgic Publishing a venture funded internet application service provider of intelligent legal software.

Neil Swartz, Director. Neil Swartz, a member of the Board of Directors since 2002, is a private investor and provides consulting services to various companies. Mr. Swartz served as the Chairman, President and Chief Executive Officer of a software company, which he took public on the Nasdaq Small Cap Market, from 1989 to 1998. He is a CPA and received his B.S. degree in accounting from Northeastern University. Mr. Swartz serves on the audit and nominating committees.

Scott Runkel, Director. Scott Runkel, a member of the Board of Directors since 2002, is the Chief Financial Officer of Gencor Industries Inc. (GCRX) a $70 million leading manufacturer of heavy machinery used for the production of highway construction materials, based in Orlando, Florida. Mr. Runkel has over 30 years experience as a financial executive. Previously Mr. Runkel was an Audit Partner and Director of Entrepreneurial Services at Ernst & Young. He was also a partner and co-founder of Curry & Runkel Financial Services, a firm specializing in financing and consulting for privately owned businesses. He received his B.A. degree in accounting from the University of Wisconsin-Oshkosh, and is a CPA. Mr. Runkel chairs the Company’s audit committee.

Judith Kaplan, Founder and Director. Judith Kaplan, a member of the Company’s Board of Directors since 1980, served as the Chairperson of the Board since the Company’s inception in 1980 until December 31, 1995. Ms. Kaplan also served in various other executive capacities over the years, namely, President (‘80-’87), Secretary (‘80-’97), Chief Executive Officer (‘80-’95), Chief Financial Officer (‘80-’98) and Treasurer (‘80-’91). She is married to Warren Kaplan and is the mother of Ronald Kaplan.

Warren Kaplan, Chairperson of the Board. Warren Kaplan, a member of the Board of Directors since December 2002, was elected Chairperson in April 2003. Mr. Kaplan served as the Company’s president for many years prior to 1996 before becoming a Managing Partner of Kaplan Asset Management. Mr. Kaplan has over 40 years experience in investment banking, asset management and business operations. He holds a BBA from CUNY. He is married to Judith Kaplan and is the father of Ronald Kaplan.

Ann E. W. Stone, Director. Ann Stone is the founder and president of The Stone Group, a nationally recognized and award-winning direct marketing business. She serves on the board of: The Association of Direct Marketing Agencies (ADMA), The Washington Center (Women as Leaders), among others. She is also active in the National Association of Women Business Owners (NAWBO), Alexandria Society for the Preservation of Black Heritage, and the Animal Welfare League. A graduate of George Washington University, with a double major in history and communications, Ms. Stone did graduate work in corporate finance and management at the Wharton School of Business consortium. Ms. Stone chairs the Company’s nominating committee.

Board of Directors Meetings

The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of the Company’s activity through regular written reports and presentations at Board and committee meetings. The Company does not have a policy requiring board members to attend the annual board of directors meeting. However, all of the Directors attended the 2003 annual meeting of the Board of Directors.

The Board of Directors met four times in 2003 and did not execute an action by unanimous written consent.

Committees of the Board of Directors

The Board has two standing committees—the Audit Committee and the Nominating Committee. The Company’s Board does not have a standing compensation committee. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. They do not participate in any meeting at which their compensation is evaluated. All members of both committees are non-employee directors.

Current members of the committees are named below:

Audit Committee	Nomination Committee
Scott Runkel (chair)	Ann E. W. Stone (chair)
Neil Swartz	Neil Swartz

Audit Committee

The current members of the Audit Committee are Messrs. Runkel and Swartz. Each of Messrs. Runkel and Swartz qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Each of Messrs. Runkel and Swartz is an “independent director” under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Runkel and Swartz has accounting and/or related financial management expertise as required under the rules of the Nasdaq Stock Market. None of Messrs. Runkel or Swartz serve on the audit committees of any other public companies. The Audit Committee met four times during 2003 (including four teleconference meetings). The responsibilities of the Audit Committee and its activities during 2003 are described in the Report of the Audit Committee contained in this proxy statement. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix I to this proxy statement.

The Audit Committee is charged with exercising the power and authority of the Board of Directors in the administration and review of (1) the quality and integrity of the Company’s financial statements, (2) compliance by the Company with regulatory requirements and (3) the selection, independence and performance of the Company’s external and internal auditors. During fiscal 2003, the Audit Committee met four times and each member serving on the committee, attended 100% of said meetings.

Nominating Committee

The current members of the Nominating Committee are Ann E. W. Stone and Neil Swartz. The Board has determined that each of Ms. Stone and Mr. Swartz is independent as defined under the rules of the Nasdaq Stock Market. The purpose of the Nominating Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of shareholders, and oversee the evaluation of the Board.

The Nominating Committee may consider candidates recommended by the Company’s shareholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the Company’s industry, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the Company’s shareholders. In general, persons recommend by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2005 Annual Meeting of Shareholders using the procedures set forth in the Company’s

Bylaws, it must follow the procedures described in “Shareholder Proposals” elsewhere in this proxy statement. If a shareholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, he or she should submit any pertinent information regarding the candidate to the attention of Ann E. W. Stone, Chairperson of the Nominating Committee, c/o Action Products International, Inc., 1101 North Keller Rd. Suite E, Orlando, FL 32810.

The Nominating Committee did not hold meetings during fiscal year 2003. The Nomination Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix II to this proxy statement.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, reviews the Company’s financial disclosures, and meets privately, outside the presence of management, with the Company’s independent auditors to discuss the Company’s internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also selects and appoints the Company’s independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors’ fees.

The Audit Committee is composed of two non-employee directors, each of whom is an “independent director” under the rules of the Nasdaq Stock Market governing the qualifications of the members of audit committees. Each of Messrs. Runkel and Swartz qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Runkel and Swartz has accounting and/or related financial management expertise as required under the rules of the Nasdaq Stock Market.

The Audit Committee held four meetings during 2003. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee, the Company’s internal auditors, and the Company’s independent auditors, Moore Stephens Lovelace, P.A.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors (i) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), and (ii) the auditors’ independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.

Based on its review of the audited financial statements and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee and Board of Directors also have recommended the selection of Moore Stephens Lovelace, P.A. as the Company’s independent auditors for the year ending December 31, 2004.

Scott Runkel, Chair

Neil Swartz

Communications from Shareholders and Other Interested Parties

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating Committee will, with the assistance of the Company’s legal counsel, be primarily responsible for monitoring communications from shareholders and other interested parties and provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Ann E. W. Stone, Chairperson of the Nominating Committee, c/o Action Products International, Inc., 1101 North Keller Rd. Suite E, Orlando, FL 32810.

Shareholders may make nominations for the election of directors by delivering notice in writing to the Secretary of the Company in accordance with the instructions contained in Article XVII of the Company’s Bylaws.

Director Compensation

Directors who are full-time employees of the Company receive no additional compensation for services rendered as members of the Company’s Board or any committee thereof. Directors who are not full-time employees of the Company receive $2,500 per year, $500 for each Board meeting attended in person, and $250 for each Company Board meeting attended telephonically. Warren Kaplan, Judith Kaplan and Ronald Kaplan do not receive directors’ compensation. In addition, from time to time the Company may grant incentive stock options with an exercise price greater than the market value of the underlying stock to the directors for services rendered while serving on the Board. In the past, outside directors have been granted 10,000 shares under the Stock Option Plan for each year of service on the Board at an exercise price above the market value of the shares as listed at the time of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s outstanding common shares to file with the Securities and Exchange Commission (the “SEC”) and Nasdaq initial reports of ownership and reports of changes in ownership of common shares. Such persons are required by the SEC regulations to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners were current.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid to the Company’s Chief Executive Officer and executive officers who were paid $100,000 or more during the 2003 fiscal year (the “Named Executives”). Except as set forth in the table below, no bonuses or other compensation was paid during the 2003, 2002 or 2001 fiscal years.

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year	Salary ($)	Annual Bonus ($)	Other Annual Compensation ($) [1]
Ronald Kaplan,	2003	$130,000	$—	$16,150
President and	2002	$130,000	$—	$6,000
Chief Executive Officer	2001	$130,000	$—	$6,000

Robert Burrows[2]	2003	$108,800		$—
Chief Financial Officer and	2002	$110,000	$—	$—
Secretary	2001	$50,800	$—	$—

(1)	Includes value of use of automobile and payout of earned unused vacation
(2)	Mr. Burrows became Chief Financial Officer and Secretary in July 2001

Option/SAR Grants in Last Fiscal Year

No stock options were granted to any of the executives named in the Summary Compensation Table for the fiscal year ending December 31, 2003.

Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year

The following table sets forth the aggregate of options exercised in the year ended December 31, 2003 and the value of options held at December 31, 2003.

Option Exercises/Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/Warrants at Fiscal Year End Exercisable/Un-exercisable	Value of Unexercised In-the- money Options/Warrants At Fiscal Year End Exercisable/Un-exercisable(1)
Ronald S. Kaplan	0	$0	150,000/0	$106,500
Robert Burrows	0	$0	50,000/25,000	$48,000/$5,250

(1)	The dollar value was calculated by determining the difference between the fair market value at fiscal year-end of the common shares underlying the options/warrants and the exercise prices of the options/warrants. The last sale price of a share of the Company’s common shares on December 31, 2003 as reported by Nasdaq was $3.21. The unexercised options are in-the-money.

Long-Term Incentive Plans

As of December 31, 2003, the Company did not maintain any long term incentive plans.

Employee Contracts, Termination Agreements, Changes in Control

The Company does not have an employment agreement with any of the executive officers named in the Summary Compensation Table.

Other

Employee Stock Ownership Plan. On April 23, 1984, the Company adopted an Employee Stock Ownership Plan (“ESOP”). The ESOP qualifies for special tax benefits under the Internal Revenue Code. Under the ESOP, the Company, at the discretion of its Board of Directors, may make an annual contribution to a trust that purchases the Company’s common shares from the Company for the benefit of employees who have completed at least 1,000 hours of work during the fiscal year. Employer contributions under the ESOP are allocated to each eligible employee’s account on a pro-rata basis according to the total compensation paid to, and the number of years of service by, all eligible employees. An employee becomes 100% vested in the ESOP following 5 years of plan eligibility. On November 30, 2003 the plan was terminated. All plan assets, which were comprised of 13,800 common shares and 13,800 warrants, were distributed to eligible vested participants.

401(k) Plan. Effective October 3, 1986, the Company adopted a Voluntary 401(k) Plan. All employees are eligible for the plan. Previously, employees who had worked for the Company for 18 months were currently eligible for a 34% match of their subsequent contributions, however, the match policy was suspended January 1, 2003. Benefits are determined annually. The lowest 66% of paid employees may contribute the lesser of 15% of their salary or the applicable maximum allowed by the Internal Revenue Code. The top 1/3 of employees cannot contribute a percentage greater than 15% of their compensation or 150% of the average contribution of the lowest 66% of paid employees to the applicable maximum allowed by the Internal Revenue Code. Employer contributions vest within three months and all contributions are held in individual employee accounts with an outside financial institution. Company shares have never been allowed to be invested in the 401(k) plan.

Stock Option Plan. To increase the officers, key employees and consultants interest in the Company and to align their interests more closely with the interests of the Company’s shareholders, the Board of Directors adopted a stock option plan called the “1996 Stock Option Plan” (the “Plan”) on May 28, 1996. The Plan was subsequently ratified by a majority vote of the Company’s shareholders.

Under the Plan, the Company has reserved an aggregate of 900,000 common shares for issuance pursuant to options granted under the Plan. Plan Options are either (1) options qualifying as incentive stock options or (2) options that do not qualify—non-qualified options. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee but shall in no event be less than 75% of the fair market value of the underlying shares on the date of the grant. As of December 31, 2003, there were 485,800 incentive options and 165,000 non-qualified options existing under the plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	650,800	$2.79	226,200
Equity compensation plans not approved by shareholders	None	N/A	N/A
Total	650,800	$2.79	226,200

These securities describe in this table were granted solely under the Company’s 1996 Stock Option Plan. See “Stock Option Plan” above.

Code of Conduct

The Company has adopted a code of conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The text of the code is available upon request. Written requests should be addressed to Robert L. Burrows, Chief Financial Officer, Action Products International, Inc., 1101 North Keller Road, Orlando, Florida 32810, or telephone 407-481-8007.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the number of common shares beneficially owned by (i) each director of the Company, (ii) the executive officer named in the Summary Compensation Table, (iii) all directors and officers as a group and (iv) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company’s common shares as of March 31, 2004. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned and the address of each beneficial owner is c/o Action Products International, Inc., 1101 North Keller Road, Suite F, Orlando, Florida 32810. As of April 16, 2004, there were issued and outstanding 3,791,325 common shares.

Table of Beneficial Ownership

	Amount and Nature of
Name	Beneficial Ownership		Percent of Class

Ronald S. Kaplan	1,696,832	(1)	38.9%
Robert Burrows	56,000	(2)	1.5%
Judith Kaplan	1,320,043	(3)	28.1%
Warren Kaplan	1,224,232	(4)	26.7%
Elissa Paykin	340,508	(5)	8.7%
Neil Swartz	10,000	(6)	<1%
Scott Runkel	25,000	(7)	<1%
Ann E. W. Stone	10,000	(8)	<1%

All Directors and Executive Officers as a Group (7 persons)	4,342,107	(9)	70.6%

1	Includes immediately exercisable options to purchase 150,000 shares at $2.00, $2.50 and $3.00 per share and exercisable warrants to purchase 418,416 shares at $2.00 per share.
2	Includes immediately exercisable options to purchase 50,000 shares at $2.00 and $2.50 per share and exercisable warrants to purchase 1,000 shares at $2.00 per share. Excludes currently unexercisable options to purchase an additional 25,000 shares at $3.00 per share.
3	Includes 419,134 shares owned individually and immediately exercisable options to purchase 50,000 shares at $3.00 per share. Also includes exercisable warrants to purchase 801,909 shares at $2.00 per share and warrants to purchase 49,000 shares at $4.50 per share. Ms. Kaplan disclaims beneficial ownership in all 424,837 of her husband’s shares.
4	Includes 424,837 shares owned individually and immediately exercisable options to purchase 100,000 shares at $3.00 per share. Also includes exercisable warrants to purchase 649,395 shares at $2.00 per share and warrants to purchase 50,000 shares at $4.50 per share. Mr. Kaplan disclaims beneficial ownership in all 419,134 of his wife’s shares.
5	Includes exercisable warrants to purchase 108,754 shares at $2.00 per share. Elissa Paykin is the daughter of Judith and Warren Kaplan.
6	Includes immediately exercisable options to purchase 10,000 shares at $1.25 per share.
7	Includes immediately exercisable options to purchase 5,000 shares at $1.88 per share, exercisable options to purchase 10,000 shares at $4.38 per share and exercisable warrants to purchase 5,000 shares at $2.00 per share.
8	Includes immediately exercisable options to purchase 10,000 shares at $4.38 per share.
9	Includes immediately exercisable options to purchase 385,000 shares and exercisable warrants to purchase 1,974,720 shares

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 7, 2003, Ronald Tuchman, a director and the Company’s former president, entered into an agreement to terminate his employment with the Company. Under the terms of the agreement, Mr. Tuchman relinquished all stock options and any future compensation. Mr. Tuchman received $128,000 payment from the Company for the repurchase of 114,300 common shares of the Company Mr. Tuchman originally acquired at the outset of his employment with the Company in 2001.

INDEPENDENT PUBLIC ACCOUNTANTS

Moore Stephens Lovelace, P.A., acted as the principal accountants for the Company for the fiscal year most recently completed. The Company expects representatives of Moore Stephens Lovelace, P.A. to be present at the Meeting, to have an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. It is also expected that a Moore Stephens Lovelace P.A. representative will serve as the Inspector of Elections.

Principal Accountant Fees and Services

The Company paid the following fees to its auditor during 2003 and 2002:

Year Ending	Audit Fees(1)	Audit-Related Fees	Percentage of Audit-Related Services Approved by the Audit Committee	Tax Fees(2)	Percentage of Tax Services Approved by the Audit Committee	All Other Fees	Percentage of All Other Services Approved by the Audit Committee
2003	$48,000	$0	N/A	$10,700	100%	$0	N/A
2002	$37,900	$0	N/A	$11,500	100%	$0	N/A

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements and a review of the interim financial statements included in the quarterly reports and services normally provided by Moore Stephens Lovelace, P.A.
(2)	Tax Fees consists of fees for professional services rendered in preparing the federal and state tax returns, and for providing tax compliance, tax advice and tax planning assistance.

Audit Committee’s Pre-approval Policy and Procedures

The Audit Committee of the Board of Directors has recently adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditors. The Company may not engage its independent auditors to render any audit or non-audit service unless either the Audit Committee approves the service in advance or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Pre-approval of audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. Pre-approval of non-audit services with an expected cost of less than $15,000 individually and in the aggregate may be delegated to management. During 2003, no services were provided to the Company by Moore Stephens Lovelace, P.A. or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

PROPOSALS TO THE SHAREHOLDERS

PROPOSAL 1.

ELECTION OF DIRECTORS

Current Nominees

The Board of Directors is currently composed of six directors, divided into two classes. Each class of directors is elected for a term of office to expire at the second succeeding annual meeting of shareholders of the Company after their election and until their respective successors are elected and qualified. The terms of three directors are expiring at the Meeting and the Nomination Committee of the Board of Directors have nominated Messrs. Ronald S. Kaplan, Warren Kaplan and Neil Swartz currently serving as directors of the Company since 1991, 2002 and 2002, respectively, as nominees for re-election to the Board of Directors. If elected, the term of the Board of Directors’ nominees expires at (i) the 2005 Annual Meeting if the Amended and Restated Articles of Incorporation and Bylaws of the Company are amended under Proposal 2, or (ii) the 2006 Annual Meeting as Class II directors, if Proposal 2 is NOT approved, and when their respective successors are duly elected and shall have qualified.

Should any nominee become unable or unwilling to accept a nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have properly executed and returned a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

In accordance with the Company’s Bylaws, directors are elected by a plurality of the votes of the shares represented and entitled to vote at the meeting. That means the three nominees will be elected if they receive more affirmative votes than any other nominees.

Continuing Directors

The Company’s Board of Directors is separated into two classes, and the directors of each class are elected to serve for two-year terms. The terms of the Class I directors expire at the annual meeting of shareholders to be held in 2005, and the terms of the Class II directors expire at the annual meeting of shareholders to be held in 2004. Assuming election of the nominees named above, and the approval of Proposal II to eliminate the classified structure of our board the following is a list of the persons that will constitute the Company’s Board of Directors.

Name	Age	Committees	Expiration
Ronald S. Kaplan	38		2005
Neil Swartz	42	Audit/Nominating	2005
Warren Kaplan	66		2005
Scott Runkel	56	Audit (Chair)	2005
Judith H. Kaplan	65		2005
Ann E. W. Stone	51	Nominating (Chair)	2005

Vote Required and Recommendation

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker nonvote will have no effect on the outcome.

The Board of Directors recommends a vote FOR the election of these three nominees.

PROPOSAL 2

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION AND

BYLAWS TO DECLASSIFY ORGANIZATION OF THE BOARD OF DIRECTORS

Article Sixth of the Amended and Restated Articles of Incorporation of the Company, and Article III, Section 2 of the Amended and Restated Bylaws of the Company provide that the Board of Directors be divided into two classes with the number of Directors in each class being as nearly equal as possible. This means that one-half of the Directors are elected annually and serve a two-year term. Proposal 2 is an amendment to the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to declassify the organization of the Board of Directors and provide for annual election of all directors. The proposed amendments to Article Sixth of the Amended and Restated Articles of Incorporation, and Article III, Section 2 of the Amended and Restated Bylaws are set forth on Appendix III of this Proxy Statement.

The adoption by the Company—and many other major corporations—of a classified board reflects widespread concern over hostile and non-negotiated attempts to acquire corporations to the disadvantage of shareholders. A classified board has been widely viewed as discouraging proxy contests for the election of directors, or acquisitions of substantial blocks of stock, by a person or group seeking to acquire control of a company, because the extended and staggered terms of directors could operate to prevent changing the composition of, or the acquisition of control of, the board in a relatively short period of time. In a hostile takeover attempt, for example, a classified board may encourage a person seeking control of the Company to initiate arm’s length discussions with the Board of Directors, which may be in a position to negotiate a higher price or more favorable terms for shareholders or to try and prevent a takeover that the Board of Directors believes is not in the best interest of the shareholders.

A classified board has also been viewed as promoting stability and may help to maintain a greater continuity of experience because the majority of directors at any given time will have at least one year of experience with the Company. This continuity may assist a company in long-term strategic planning.

Some investors have, however, come to view classified boards as having the effect of insulating directors from being accountable to the corporation’s shareholders. A classified board of directors, for example, limits the ability of shareholders to elect all directors on an annual basis and exercise influence over the Company, and may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those corporate governance policies and to hold management accountable for its implementation of those policies. In keeping with its goal of ensuring that the Company’s corporate governance policies maximize management accountability to its shareholders, the Board of Directors has determined that shareholders should be allowed to vote on a proposal declassifying the organization of the Board of Directors and, if approved by the requisite vote of the shareholders as set forth below, the Amended and Restated Articles of Incorporation and Bylaws shall be amended to declassify the Board of Directors.

The proposed amendment would not reduce the term of any Director elected prior to its effectiveness. It would, however, if approved by the shareholders, apply to the Directors elected at this 2004 Annual Meeting. Therefore if the proposed amendment is approved by the shareholders, then all Directors of the Company, including Directors elected at this 2004 Annual Meeting of Shareholders, would be required to stand for re-election at the 2005 Annual Meeting of Shareholders and thereafter.

No Dissenters’ Rights

Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Florida law in connection with Proposal 2 to amend the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the common shares outstanding as of the record date is required to approve Proposal 2. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors recommends a vote FOR the proposal to amend the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to declassify the organization of the Board of Directors.

PROPOSAL THREE

AMENDMENTS TO THE 1996 STOCK OPTION PLAN

Shareholders are being asked to approve an amendment to the Company’s 1996 Stock Option Plan which will increase the number of common shares issuable under the 1996 Stock Option Plan by 500,000 shares to 1,400,000 shares.

As of March 31, 2004, options to purchase an aggregate of 646,289 common shares were outstanding under the 1996 Stock Option Plan, with a weighted average exercise price of $2.79 per share. As of March 31, 2004, only 226,200 shares were available for future grant under the 1996 Stock Option Plan (excluding the 500,000 shares subject to approval at the 2004 Annual Meeting).

On April 23, 2004, the closing price of the Company’s common shares as reported on the Nasdaq SmallCap Market was $3.87. All of the approximately 28 employees of the Company and its subsidiaries, as well as its directors and consultants are eligible to participate in the 1996 Stock Option Plan.

The 1996 Stock Option Plan currently authorizes the Board of Directors to grant stock options to eligible employees and consultants of the Company. The 1996 Stock Option Plan is structured to allow the Board of Directors to create equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct and growth of the Company’s business. The Company believes that the 1996 Stock Option Plan is an essential tool to link the long-term interests of shareholders and employees and serves to motivate executives to make decisions that will, in the long run, give the best returns to shareholders. The Company has included equity incentives as a significant component of compensation for a broad range of the Company’s employees. In addition, the Company believes this practice is critical to the Company’s ability to attract and retain employees in a highly competitive market for managerial and technical talent. Equity incentives are offered by most companies with which the Company competes for employees, and the Company believes it is essential to provide stock options to both new and existing employees.

The Board of Directors believes that the remaining shares available for grant under the 1996 Stock Option Plan are insufficient to accomplish the purposes of the 1996 Stock Option Plan described above. In April, 2004, the Board of Directors approved an amendment to the 1996 Stock Option Plan to increase the number of shares reserved for issuance by 500,000 shares to a total of 1,400,000 shares, subject to shareholder approval. The shareholders are being asked to approve this amendment at the 2004 Annual Shareholders Meeting. The Board of Directors believes that this proposed amendment is necessary to allow the Company to continue to attract and retain the best available people to serve as employees and consultants.

Summary of the 1996 Stock Option Plan

General. The 1996 Stock Option Plan authorizes the Board of Directors or one or more committees which the Board of Directors may appoint from among its members to grant awards.

Administration. The 1996 Stock Option Plan may be administered by the Board of Directors or the committee. Subject to the other provisions of the 1996 Stock Option Plan, the Board of Directors has the authority to:

•	interpret the plan and construe its provisions;

•	promulgate, amend or rescind rules and procedures relating to the plan;

•	select the persons to whom awards are to be granted;

•	determine the number of shares to be made subject to each award;

•	determine whether and to what extent awards are to be granted;

•	prescribe the terms and conditions of each award; and

•	amend, supercede or discontinue the plan.

All decisions, interpretations and other actions of the Board of Directors or the committee shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Eligibility. The 1996 Stock Option Plan provides that awards may be granted to the Company’s employees, officers, directors and consultants. Options granted under the 1996 Stock Option Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a “10% Shareholder”) is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the common shares on the date of grant. Employees and officers to be eligible must have been employed by the Company for at least 60 days.

Term of Plan. The 1996 Stock Option Plan has no time limited under which a non-statutory stock option may be granted or exercised. The 1996 Stock Option Plan provides that no incentive stock option granted under the Plan may be exercised after May 8, 2006. Any option may have a shorter expiration period as provided in the stock option agreement.

Terms and Conditions of Options. Each option granted under the 1996 Stock Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

•	Exercise Price. The Board of Directors or the committee determines the exercise price of options at the time the options are granted. However, excluding options issued to 10% Shareholders, the exercise price of an incentive stock option must not be less than 100% of the fair market value of the common shares on the date the option is granted, and the exercise price under a nonstatutory option shall be determined by the administrator of the 1996 Stock Option Plan, but may not be less than 75% of the fair market value of the common shares on the date the option is granted. As the Company’s common shares are listed on the Nasdaq SmallCap Market, the fair market value is the mean between the high and low sale prices for the common shares on the date the option is granted.

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other property, or other common shares of the Company owned by the optionee.

•	Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an incentive stock option be granted under the 1996 Stock Option Plan after May 8, 2006 nor exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Shareholder, the term of the option shall be for no more than five years from the date of grant.

•	Termination of Employment. If an optionee’s employment terminates for any reason (other than retirement, death or disability), then all options held by such optionee under the 1996 Stock Option Plan expire upon the termination of employment.

•	Retirement; Disability. If an employee retires or is unable to continue employment with the Company as a result of disability, then all options held by such optionee under the 1996 Stock Option Plan shall expire upon the earlier of (i) thirty days after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•	Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) thirty days after the optionee’s death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.

•	Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. No options may be exercised by any person after the expiration of its term.

•	Limitations. If the aggregate fair market value of all common shares subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

•	Other Provisions. The stock option agreement may contain such terms, provisions and conditions that are not inconsistent with the 1996 Stock Option Plan as may be determined by the Board of Directors or the committee.

Non-Transferability. Unless determined otherwise by the Board of Directors or committee, an option granted under the 1996 Stock Option Plan may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.

Adjustment Upon Changes in Capitalization. In the event that the common shares of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1996 Stock Option Plan and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board of Directors whose determination shall be conclusive.

Amendment, Suspensions and Termination of the 1996 Stock Option Plan. The Board of Directors may amend, suspend or terminate the 1996 Stock Option Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Code, or any similar rule or statute.

Federal Tax Information

Tax Effect for Optionee. Options granted under the 1996 Stock Option Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 1996 Stock Option Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the Company’s four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Options Granted Under the 1996 Stock Option Plan

The Company is unable to predict the amount of additional benefits that will be received by or allocated to any particular participant under the 1996 Stock Option Plan. The table that follows shows as to each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and the various indicated groups and the options granted to purchase common shares under the 1996 Stock Option Plan together with the weighted average purchase price paid per share as of March 31, 2004:

	Option Plan Benefits
Name	Common Shares Underlying Options Granted	Weighted Average Exercise Price Per Share

Ronald S. Kaplan	150,000	$2.50

Robert L. Burrows	75,000	$2.50

All executive officers as a group (2 persons)	225,000	$2.50

All non-executive directors as a group (3 persons)	35,000	$3.13

All employees, who are not named executive officers, as a group	386,289	$3.03

For the full text of the Company’s Amended and Restated 1996 Stock Option Plan, please see Appendix IV.

Interest of Certain Persons in Proposal 3

The Company’s executive officers and directors have an interest in this proposal as they may receive stock option grants under the 1996 Stock Option Plan.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the 2004 Annual Shareholders Meeting will be required to approve Proposal 3. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors recommends a vote FOR the proposal to amend the Company’s 1996 Stock Option Plan to increase the number of common shares reserved for issuance by 500,000 shares to 1,400,000 shares.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters to be brought before the Meeting. Should any other matters come before the Meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at the Company’s principal executive offices not later than the close of business on January 14, 2005. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company received notice of the proposal before the close of business on March 31, 2005 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 31, 2005. Article XVII of the Company’s Bylaws provides that all shareholder proposals must contain certain information regarding the shareholder, including the shareholder’s name and address, the names of any person nominated by the shareholder as a director, any arrangement between the shareholder and such nominee, and any other information regarding the matter of business proposed by the shareholder that would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission.

Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Robert L. Burrows, Secretary and Chief Financial Officer, Action Products International, Inc., 1101 North Keller Road, Suite F, Orlando, Florida 32810. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

EXPENSES OF SOLICITATION

The cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expense of brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by directors, officers or employees of the Company, who will receive no additional compensation for such services.

Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed postage-paid envelope whether or not they plan to attend the meeting. Shareholders present at the meeting may revoke their proxies and vote in person. Prompt response is helpful, and your cooperation will be appreciated.

Dated: April 29, 2004

Appendix I

Amended and Restated

Charter of the Audit Committee

of

The Board of Directors

of

Action Products International, Inc.

The objectives, policies and functions of the Audit Committee (the “Committee”) of the Board of Directors of Action Products International, Inc. (the “Company”) shall be as follows:

Purpose and Authority:

The Audit Committee (the “Committee”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal and independent auditors and the audits of the Company’s financial statements, and (5) compliance with the Company’s code of conduct for all Company employees. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

Independence

The Committee shall be composed of two or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market, Inc. (“Nasdaq”) and any other regulations applicable to the Company from time to time.

Financial Literacy/ Expertise

Each Committee member shall be financially literate in the business judgment of the Board. At least one Committee member shall have, through education and experience as a public accountant or auditor or a principal financial officer, comptroller or principal accounting officer or from performance of similar functions, sufficient financial expertise in accounting and auditing so as to be a “financial expert,” in accordance with such rules and regulations, including rules and regulations of Nasdaq, as may be applicable to the Company from time to time.

Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the Company, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Engagement of Independent Auditor

•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the Company.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services. Pre-approval of audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. Pre-approval of non-audit services with an expected cost less than $15,000 individually and in the aggregate may be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	Ensure that the Committee’s approval of any non-audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

•	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

•	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to satisfy itself of the independence of the outside auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

2

•	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

Review Financial Statements and Financial Disclosure

•	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.

•	Review with the independent auditor any audit problems or difficulties and management’s response, including significant disagreements with management, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the AICPA or SEC, and any management or internal control letters issued or proposed to be issued. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

•	Discuss earnings press releases, as well as the financial information and earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Periodic Assessment of Accounting Practices and Policies and Risk Management

•	Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

•	Discuss policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls. Inquire of independent auditor their assessment of the Company’s process for identifying, assessing, and responding to the risk of fraud.

•	Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls.

•	Inquire of independent auditor their assessment of the Company’s process for identifying, assessing, and responding to the risk of fraud.

3

Related-Party Transactions

•	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Internal Audit Review

•	Review the responsibilities, functions and performance of the Company’s internal audit department, including internal audit plans, budget, and the scope and results of internal audits.

•	Periodically review with management, the internal audit department and the independent auditor the scope and adequacy of the internal accounting controls implemented to comply with the Foreign Corrupt Practices Act (“FCPA”).

•	Periodically review with management, the internal audit department and the independent auditor, and report to the Board regarding, the Company’s compliance with the recordkeeping provisions of the FCPA and SEC rules.

Proxy Statement Report of Audit Committee

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Hiring Policies

•	Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account, and ensure that such policies comply with any regulations applicable to the Company from time to time.

Ethics Compliance and Complaint Procedures

•	Develop and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Reports to Board

•	Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the internal and independent auditors.

•	Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

Duties Exclusive to the Audit Committee:

The following duties, previously set forth in this Charter, shall be the exclusive responsibility of this Committee:

•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide to the Company and approve the fees for such services.

4

•	(Pre-approval of audit and non-audit services may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings.)

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings:

The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall meet at least quarterly in separate executive sessions with management, internal audit personnel and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation:

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

5

Appendix II

NOMINATING COMMITTEE CHARTER

OF

THE BOARD OF DIRECTORS

OF

ACTION PRODUCTS INTERNATIONAL, INC.

Purpose

The purpose of the Nominating Committee is to:

•	Identify individuals qualified to become Board members; and

•	Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of shareholders

Structure and Membership

•	Number. The Nominating Committee shall consist of such number of directors as the Board shall from time to time determine.

•	Independence. Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, each member of the Nominating Committee shall be “independent” as defined by such rules.

•	Chair. Unless the Board elects a Chair of the Nominating Committee, the Committee may elect a Chairperson by majority vote.

•	Compensation. The compensation of Nominating Committee members shall be as determined by the Board.

•	Selection and Removal. Members of the Nominating Committee shall be initially appointed by the Board, and thereafter upon the recommendation of the Committee. The Board may remove members of the Nominating Committee from such Committee, with or without cause.

Authority and Responsibilities

•	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

•	Criteria for Selecting Directors. The Nominating Committee’s criteria for selecting directors are as set forth in the “Criteria for Nomination as a Director” set forth below .The Nominating Committee shall use such criteria and the principles set forth therein, and such other criteria that the Nominating Committee determines appropriate, to guide its director selection process. The Nominating Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

•	Selection of Committee Members. The Nominating Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Procedures and Administration

•	Meetings. The Nominating Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

•	Subcommittees. The Nominating Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

•	Reports to the Board. The Nominating Committee shall report regularly to the Board.

•	Charter. The Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Criteria for Nomination as a Director

General Criteria

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

2

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee shall consider the existing directors’ performance on the Board and any committee.

Criteria for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

3

Appendix III

Proposed Amended Article Sixth of Amended and Restated Articles of Incorporation

“Article Sixth is hereby amended to read as follows:

SIXTH: [Omitted].”

Proposed Amended Article III, Section 2 of Amended and Restated Bylaws

“Section2. NUMBER, TENURE AND QUALIFICATIONS. The corporation shall have five (5) director(s) initially. The number of directors may be increased or decreased from time to time by (a) a majority vote of the entire board of directors, or (b) a vote of the holders of a majority of the outstanding sharers of the corporation at any regular or special meeting of the shareholders; however, no decrease shall have the effect of shortening the term of an incumbent director (unless the shareholders remove the director pursuant to Section 15 hereof. Effective immediately after the 2004 Annual Meeting of Shareholders, the term of each director shall be until the next succeeding annual meeting of shareholders and such director’s successor is elected and qualified, unless such director is earlier removed or resigns as provided in these Bylaws.”

Appendix IV

ACTION PRODUCTS INTERNATIONAL, INC.

AMENDED AND RESTATED

1996 STOCK OPTION PLAN

1. Grant of Options; Generally. In accordance with the Provisions hereinafter set forth in this stock option plan, the name of which is the ACTION PRODUCTS INTERNATIONAL, INC. 1996 STOCK OPTION PLAN (the “Plan”), the Board of Directors (the “Board”) or, the Compensation Committee (the “Stock Option Committee”) of Action Products International, Inc. (the “Corporation”) is hereby authorized to issue from time to time on the Corporation’s behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation’s $.001 par value common stock (the “Stock”).

2. Type of Options. The Board or the Stock Option Committee is authorized to issue options which meet the requirements of Section Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as NSOs, or singularly as an NSO. The Board or the Stock Option Committee is also authorized to issue “Reload Options” in accordance with Paragraph 8 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term “Option” or “Options” means ISOs, NSOs and Reload Options.

3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 1,400,000 shares. Of this amount, the Board or the Stock Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

4. Eligible Persons.

(a) With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days.

(b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or by any subsidiary of the Corporation or (iii) any consultant of the Corporation or by any subsidiary of the Corporation.

5. Grant of Options. The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6. Option Price. The option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, 110 percent of the fair market value, or (iii) in the case of an NSO, not less than 75% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be:

(a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

(b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

7. Purchase of Shares. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash or by check, or in property or Corporation stock, if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person’s then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

8. Grant of Reload Options. In granting an Option under this Plan, the Board or the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 20 and 21 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the “Original option”) by delivering to the Corporation shares of Stock already owned by the Eligible Person (the “Tendered Shares”), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Stock Option Committee consistent with the provisions of this Plan.

9. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation’s Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 20 herein. The members of the Stock Option Committee may elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee’s members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

10. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 20 and 21 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member’s willful misconduct.

11. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

(a) An ISO may only be granted within ten (10) years from May 8, 1996, the date that this Plan was originally adopted by the Corporation’s Board of Directors.

(b) An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.

(c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

(d) An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

(e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

(f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

(g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

(h) This Plan was adopted by the Corporation on May 8, 1996 by virtue of its approval by the Corporation’s Board of Directors. Approval by the shareholders of the Corporation is to occur prior to May 8, 1997.

12. Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

13. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, “distribution” shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

14. Exercise in the Event of Death or Termination of Employment.

(a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within thirty days after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee’s right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his Options may be exercised not later than the expiration date specified in Paragraph 5 or thirty days after the optionee’s death, whichever date is earlier, or in the event of termination of employment because of retirement, not later than the expiration date specified in Paragraph 5 hereof or thirty days after the optionee’s death, whichever date is earlier.

(b) If an optionee’s employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following thirty days, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty days after termination of employment, whichever date is earlier.

(c) If an optionee’s employment shall terminate by reason of his retirement in accordance with the terms of the Corporation’s tax-qualified retirement plans or with the consent of the Board or the Stock Option Committee, and such optionee has not died within the following thirty days, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier.

(d) Notwithstanding anything to the contrary contained herein, if an optionee’s employment shall terminate for any reason other than death, disability or retirement, all right to exercise his Option shall terminate at the date of such termination of employment.

15. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation’s shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

16. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person’s employer, or will interfere with or restrict in any way the right of the Eligible Person’s employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

17. Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

18. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

19. Amendment and Discontinuance of Plan. The Corporation’s Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or (b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation’s Board of Directors is authorized to seek the approval of the Corporation’s stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 19, and Paragraphs 20 and 21.

20. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Stock Option Committee or the Corporation’s Board of Directors.

21. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee. If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

22. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no

10

Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

23. Disposition of Shares. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

24. Name. The Plan shall be known as the “Action Products International, Inc. 1996 Stock Option Plan.”

25. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 1101 North Keller Road, Suite E, Orlando, Florida 32810, and when addressed to the Committee shall be sent to it at1101 North Keller Road, Suite E, Orlando, Florida 32810 subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

26. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

27. Effective Date. This Plan, the Actions Products International, Inc. 1996 Stock Option Plan, was adopted by the Board of Directors of the Corporation on May 8, 1996. The effective date of the Plan shall be the same date.

28. Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

29. Waiver of Jury Trial. An Eligible Person who receives Options under this Plan waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Plan or the validity, interpretation or enforcement thereof.

Dated as of May 28, 1996

Amended and Restated as of April 27, 2004

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ Ronald S. Kaplan

Its:	President and Chief Executive Officer

ACTION PRODUCTS INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

June 3, 2004

The undersigned hereby constitutes and appoints Judith H. Kaplan and Robert L. Burrows the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) (the “Proxy Agents”), to vote all of the shares of Action Products International, Inc. owned by the undersigned on April 16, 2004, at the Annual Meeting of Shareholders of Action Products International, Inc. to be held at the offices of the Company located at 1101 North Keller Road, Suite E, Orlando, Florida 32810 on 3rd day, June, 2004, at 10:00_a.m., local time (including adjournments), with all powers that the undersigned would possess if personally present.

Proposal 1.	Election of Directors

To elect three directors as follows: Warren Kaplan, Ronald S. Kaplan and Neil Swartz as Class II Directors for a (i) one year term to expire at the 2005 Annual Meeting, if Proposal 2 is accepted, or (ii) the 2006 Annual Meeting if Proposal 2 is not accepted.

The Board recommends a vote FOR each nominee

☐ FOR ALL Nominees

☐ WITHHOLD ALL Nominees

☐ FOR ALL EXCEPT:

(To withhold authority to vote for an individual

nominee, write that nominee’s name in the space

provided above.)

Proposal 2	Amend the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to declassify the organization of the Board of Directors.

The Board recommends a vote FOR this proposal

☐ FOR

☐ AGAINST

☐ ABSTAIN

Proposal 3	Amend the 1996 Stock Option Plan to increase the number of common shares reserved for issuance by 500,000 shares to 1,400,000 shares.

The Board recommends a vote FOR this proposal

☐ FOR

☐ AGAINST

☐ ABSTAIN

Should any other matter requiring a vote of the Shareholders arise, the above-named Proxy agents, and each of them, are authorized to vote the shares represented by this Proxy as their judgment indicates is in the best interest of Action Products International, Inc.

This Proxy is solicited on behalf of the Board of Directors of Action Products International, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Dated: , 2004
Signature of Shareholder

Dated: , 2004
Signature of Joint Shareholder

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Check this box if you plan to attend the Annual Meeting ☐

To Shareholders of Action Products International, Inc.:

Whether or not you are able to attend our 2004 Annual Meeting of Shareholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the Proxy provided above and mail it in the enclosed postage paid envelope. We look forward to receiving your voted Proxy at your earliest convenience.